Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2010 Financial Results

41% Increase in License Revenue Year-Over-Year

MCLEAN, Va., August 2, 2010 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended June 30, 2010 (the second quarter of its 2010 fiscal year).

Second quarter 2010 revenues were $107.5 million versus $87.8 million for the second quarter of 2009, a 23% increase. Product licenses revenues for the second quarter of 2010 were $28.9 million versus $20.5 million for the second quarter of 2009, a 41% increase. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the second quarter of 2010 were $74.5 million versus $64.1 million for the second quarter of 2009, a 16% increase.

Operating expenses for the second quarter of 2010 were $68.8 million versus $55.3 million for the second quarter of 2009, a 24% increase. During the second quarter of 2010, MicroStrategy capitalized $2.2 million in research and development costs associated with the development of its MicroStrategy MobileTM software, while no software development costs were capitalized during the second quarter of 2009.

Net income for the second quarter of 2010 was $11.6 million, or $0.97 per share on a diluted basis, compared to $10.0 million, or $0.81 per share on a diluted basis, for the second quarter of 2009.

During the second quarter of 2010, MicroStrategy repurchased 368,055 shares of its class A common stock at an average price per share of $73.69 and an aggregate cost of $27.1 million. As of June 30, 2010, MicroStrategy had 8,722,113 shares of class A common stock and 2,694,362 shares of class B common stock outstanding.

Launch of MicroStrategy Mobile:

MicroStrategy Mobile, a platform that easily extends business intelligence applications (apps) to the iPhone® and iPad™, was made generally available on June 30, 2010 and introduced at MicroStrategy’s user conference in Cannes, France on July 6, 2010.

MicroStrategy President and CEO Michael Saylor stated, “The mobile Internet is the next wave of information technology. We see a revolution afoot in business intelligence as organizations can now empower their executives, workforce, suppliers, and partners with immediate access to business information from mobile devices. We believe that mobile business intelligence has the potential to expand the BI market dramatically and that MicroStrategy Mobile is on the leading edge of this new market.”

Easily Extends Enterprise Reports and Information Dashboards to the iPhone and iPad

MicroStrategy Mobile enables companies to easily extend graphs, grids, enterprise reports, and information dashboards to the iPhone and iPad. Many people prefer to consume business intelligence on their mobile devices rather than on their desktop computers, since mobile devices are more portable, always on, and always connected. Mobile business intelligence is a logical extension of traditional business intelligence, but requires even higher performance and the ability to serve even larger user populations. MicroStrategy’s architecture is engineered to provide the speed and scalability to support the escalating demands of mobile BI applications.

Deploy Mobile BI Applications Quickly

With MicroStrategy Mobile, existing MicroStrategy projects can be extended to the iPhone, iPad, and BlackBerry, typically within several days. MicroStrategy Mobile applications are assembled in a point-and-click fashion and do not require any coding. App creators can choose from an array of finely-designed, iPhone and iPad-optimized displays and controls.

MicroStrategy Mobile includes the infrastructure needed to support each new mobile app, so application developers only need to focus on creating the user experience and not on the back-end infrastructure. MicroStrategy’s metadata-driven design approach enables rapid, point-and-click portability of reports between platforms, including iPhone, iPad, BlackBerry®, web browsers, Microsoft OfficeTM, and Microsoft Windows®.

Enhanced Business Intelligence User Experience

The latest release of MicroStrategy Mobile takes full advantage of the native capabilities of the iPhone and iPad to deliver an enhanced business intelligence experience to users. By leveraging the user-friendly features of the iPhone and iPad, MicroStrategy Mobile provides intuitive business intelligence that is optimized for the mobile user.

Integrated Mapping: MicroStrategy Mobile offers out-of-the-box integration with Google MapsTM for easy visualization of geospatial data and rapid location identification.

Multi-touch: MicroStrategy Mobile leverages the new Apple multi-touch gestures, such as swipe, tap, flick, and rotate, to ease data navigation for users.

BI-specific Gestures: MicroStrategy Mobile includes specialized data gestures such as drilling and paging that extend native iPhone functionality to enhance data exploration.

App Integration: App functionality can be extended by directly integrating with other on-device apps, including e-mail, browser, and text messaging; third-party apps such as social networks or payment solutions; and existing enterprise systems or data sources.

Sensor-based Query: MicroStrategy Mobile is integrated with on-device sensors, such as the GPS receiver, accelerometer, and bar code reader, to accelerate query speed and relevance. For example, since the device already knows the user’s location, there is no need to manually enter the address.

Mobile Information Capture: Users can quickly capture information with on-device sensors, such as a camera or bar code reader, reducing the need for manual data entry.

Built for Enterprise Deployments

MicroStrategy Mobile inherits the core strengths of the MicroStrategy 9TM platform to provide an enterprise-grade foundation for mobile applications.

High Performance: MicroStrategy Mobile is designed to provide the high performance expected on mobile devices. Specifically, MicroStrategy Mobile uses multi-level caching, an in-memory data structure, and a high efficiency network interchange to provide the high performance required to make mobile business intelligence apps most useful.

Comprehensive Security: Security is one of the highest concerns of enterprises using mobile devices. MicroStrategy Mobile is designed to ensure the privacy and security of data, even when the devices leave the four walls of the enterprise.

High Scale Operation: MicroStrategy Mobile is designed specifically for high efficiency operation in environments of tens of thousands of users. MicroStrategy’s powerful administrative tools make it easy for a small number of IT administrators to manage dozens of BI apps and many thousands of users from a central admin console.

MicroStrategy Mobile Suite Free Trial

MicroStrategy Mobile SuiteTM is an easy-to-access, no cost software and services package that allows companies to try MicroStrategy Mobile. The free MicroStrategy Mobile Suite contains 25 perpetual named user licenses of MicroStrategy Mobile, a full set of development tools, online training, and technical support, all at no cost. Visit the MicroStrategy Mobile Suite website, http://www.microstrategy.com/freemobileBI to learn more.

MicroStrategy Mobile iPhone App on the Apple App Store

The MicroStrategy Mobile iPhone app is now available on the Apple App store. With the app, there are three demo datasets, including Restaurant Trends, Casino Management, and Retail Performance Management, that allow users to sample the functionality of MicroStrategy Mobile. To download, visit http://itunes.apple.com/us/app/microstrategy-mobile/id376256699?mt=8.

Customers Build Innovative BI Applications with MicroStrategy Mobile:

Alloso Technologies

Alloso Technologies, a software development and consulting company specializing in the hospitality industry, is using MicroStrategy Mobile to provide Hotel General Managers with access to real-time information, including P&L budgets, revenue segments, expenses, and links to guest reviews. “We were ‘wowed’ by MicroStrategy’s technology and the ability to build this application in one week leveraging our existing infrastructure,” said Jon Gorman, CTO at Alloso Technologies. “Our clients are very excited about our new iPhone app and the capabilities it provides to help them enhance efficiency and improve business performance.”

GUESS?, Inc.

GUESS?, a widely recognized apparel company with over 1,200 GUESS and GUESS Accessory retail stores worldwide, was an early adopter of MicroStrategy Mobile for its mobile BI application that spotlights sales trends. “Our successful MicroStrategy Mobile application keeps us nimble and competitive in the industry, and provides us with the insight and information to drive record-setting revenues across our global operations,” said Michael Relich, EVP, CIO & Strategy at GUESS?, Inc. “GUESS decision makers, including executives, corporate directors, district managers, buyers, and merchants, receive business-critical information via BlackBerry smartphones, enabling them to respond quickly and identify new opportunities for business growth. MicroStrategy’s BI platform allows us to build focused apps that provide specific insight and are easy to use for our diverse user community.”

GuestMetrics

GuestMetrics is a leading provider of customer insight solutions for the hospitality industry and its suppliers/distributors. The GuestMetrics iPhone App provides beverage suppliers and distributors with data on restaurant guests’ purchasing behavior at the transaction level. “MicroStrategy Mobile enables us to deliver extremely useful iPhone apps to our clients,” said Brian Barrett, President and CEO of

GuestMetrics. “Our new app will help our clients quickly understand consumer trends, evaluate product performance, and plan successful consumer promotions. It’s important that our mobile apps reflect our corporate culture, and MicroStrategy gives us the flexibility to design apps that infuse our brand identity and business environment.”

Herbalife

Herbalife, a global network marketing company that sells products in 73 countries, chose MicroStrategy to deliver information dashboards on the iPhone. “MicroStrategy Mobile is way ahead of the competition in providing a high performance platform to quickly build and distribute custom business intelligence applications that fit our mobile devices,” said Terry Adams, Senior Director of Development, Herbalife. “Our initial iPhone app will provide our management with real-time information on the sales performance and employee recruitment of our top-selling sales representatives. Our business users will be able to build and publish reports to the iPhone without having to rely on IS for support. With the ability to access interactive dashboards on their iPhones, our executives will be empowered to improve global operations and accelerate decision making around the clock.”

Nygård

A leading fashion company that designs and markets women’s fashion apparel, Nygård chose MicroStrategy Mobile for its mobile app to track product performance trends across store locations and reseller channels. “We consider ourselves pioneers in deploying innovative mobile applications, and are thrilled with the success achieved using MicroStrategy Mobile,” said Len Nicolas, CIO, Nygård International. “Our mobile apps capture the spirit of innovation, corporate culture, and cutting-edge identity at Nygård. With MicroStrategy Mobile, Nygård’s end users can track product performance trends across store locations and reseller channels using their BlackBerry smartphones.”

VHA

VHA, a national health care network, selected MicroStrategy to build a mobile application that provides member hospitals with instant access to supply chain analytics data. VHA members can view price benchmarking and spending reports to help them manage and monitor cost reduction efforts. “Working closely with MicroStrategy helped VHA introduce an innovative, new capability to the health care market,” said Guillermo Ramas, Vice President, Strategy & Product Development for Information and Data Services for VHA. “We were pleasantly surprised by how straightforward it was to build an effective mobile business intelligence application. MicroStrategy made it easy by simply extending their MicroStrategy 9-based metadata-driven, point-and-click development environment.”

Zilliant

A leading provider of price optimization and management solutions for B2B manufacturers, distributors, high-tech, and industrial service companies, Zilliant chose MicroStrategy Mobile for its mobile app that will help sales people work more efficiently. “We are thrilled about working with MicroStrategy to deliver a high performing mobile BI solution to our clientele in the manufacturing and distribution industries,” said Javier Aldrete, Director of Product Management, Zilliant. “MicroStrategy’s BI platform provides a great foundation for developing and deploying apps that can be tailored for a mobile sales force to help them monitor performance, uncover sales opportunities, and improve profitability.”

MicroStrategy’s In-memory Technology Significantly Improves Business Intelligence Performance:

In April 2010, MicroStrategy announced a high performance initiative that includes the formation of a High Performance and Scalability Lab, the creation of a dedicated Performance Engineering team, and specific R&D efforts solely focused on providing MicroStrategy customers with the highest levels of performance for BI applications of all sizes.

MicroStrategy’s In-memory technology is engineered to meet the increased demand for higher BI performance, which is driven by the rapid expansion of both data volumes and the number of BI users in organizations across industries. MicroStrategy accelerates performance by pre-calculating computations and placing the results into its In-memory acceleration engine to dramatically improve real-time query performance.

MicroStrategy 9 Release 2 offers significant performance improvements that make business intelligence faster for BI users. These enhancements include:

•

Improved Data Compression: New data compression algorithms enable MicroStrategy’s In-memory cubes to store up to three times as much data as before and provide users with greater analytical depth and breadth.

•

Faster Data Loading: Creating In-memory cubes has been enhanced in MicroStrategy 9 Release 2 to allow organizations to incorporate more data into memory within regular data loading windows. New data loading algorithms in MicroStrategy 9 Release 2 allow in-memory data to be loaded up to 30% faster than before, enabling companies to load more data into memory during their batch window.

•

Faster Analysis: MicroStrategy’s latest release includes new In-memory query algorithms that can deliver answers twice as fast as before. Testing at MicroStrategy’s High Performance and Scalability Lab and at customer sites show that MicroStrategy can deliver up to four times as many reports as before using the same customer servers, with an average response time of less than two seconds.

With these performance enhancements, MicroStrategy’s High Performance and Scalability Lab found that customers can experience dramatic query response time and user scale improvements.

Faster Speed – Under 3-second response times for critical reports

Business people often run similar reports on a daily, weekly, or monthly basis. MicroStrategy’s In-memory technology accelerates response times for these reports, as well as subsequent analyses, by up to 10 times compared to running the same queries against the data warehouse. With fewer reports running directly against the data warehouse, even ad hoc queries may observe better performance. The result is a much faster user experience allowing delivery of critical reports and analysis in less than 3 seconds.

Larger Scale – Deliver up to 145,000 queries per hour

Performance tests have shown MicroStrategy can deliver up to 145,000 queries per hour running on a single server of inexpensive, commodity hardware, enabling organizations to support the highest reporting volumes with modest hardware requirements.

For more details, visit http://www.microstrategy.com/high-performance-BI.

New Customers and New Deals with Existing Customers in Q2 2010 Included:

Aetna; AstraZeneca; Banco Espirito Santo; Bank of America; Barnes and Noble; Branch Banking & Trust Company; British Sky Broadcasting Group plc (“BSkyB”); Burlington Coat Factory; Centers for Medicare & Medicaid Services; Department of Veteran’s Affairs; Dick’s Sporting Goods; Emory Healthcare; Giant Tiger Stores Limited; Hudson’s Bay Company; IMS Health; LinkedIn; MySpace; National Government Services; Nordstrom; Panda Restaurant Group; Patterson Companies; PHI Service Company; PPL Services; Prescription Solutions; Rogers Communications; Saint Elizabeth Health Care; Sears Holdings Management Corporation; Sensormatic Electronics; Skechers USA; Sumitomo; The Sherwin-Williams Company; The Travelers Indemnity Company; The Warnaco Group; Unified Western Grocers; Verizon Services; VHA; Wells Fargo & Co.; Whole Foods Market Services; World’s Foremost Bank

Examples of Customer Deals from Q2 2010:

Giant Tiger

Giant Tiger is Canada’s affordable and friendly family retail destination with more than 194 stores employing over 6,500 people. Giant Tiger recently expanded its deployment of MicroStrategy to provide its management team with detailed insights into sales, merchandising, financial, and inventory data. With MicroStrategy, Giant Tiger’s management team will be able to analyze the organization’s profitability and uncover new areas for improved financial performance. MicroStrategy was selected for its high performance, robust reporting capabilities, and strong presence in the retail industry.

Panda Restaurant Group

Panda Restaurant Group, with 18,000 associates in more than 1,300 locations in 38 states, is the nation’s largest and fastest growing Asian restaurant chain, operating several successful restaurant concepts, including Panda Express, Panda Inn, and Hibachi-San. A new MicroStrategy customer, Panda Restaurant Group has selected MicroStrategy as its enterprise business intelligence solution. Panda Restaurant Group plans to use MicroStrategy to develop dashboard and reporting applications for its employees in Finance, Human Resources, Marketing, and Store Operations. End users will be able to monitor financial trends and improve decision making with respect to product profitability, store operations, and labor utilization. Panda evaluated Microsoft, Business Objects, and Cognos, and selected MicroStrategy for its Web-based platform, intuitive interface, and user scalability.

Skechers USA, Inc.

Skechers USA, Inc. designs, develops, and markets a diverse range of footwear for men, women, and children under the SKECHERS name, as well as under several uniquely branded names. A new MicroStrategy customer, Skechers selected MicroStrategy to enhance operational reporting and analytics, giving them greater insights into their businesses and brand performance. After conducting an extensive evaluation of BI products, MicroStrategy was selected because of its integrated platform, scalability for large volumes of data, expertise in the retail industry, and easy-to-use reporting capabilities for Skecher’s user community.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its ease-of-use, sophisticated analytics, and superior data and user scalability. MicroStrategy offers free reporting software that can be downloaded from its website, http://www.microstrategy.com/freereportingsoftware. More information about MicroStrategy (Nasdaq: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 9, MicroStrategy Mobile and MicroStrategy Mobile Suite are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of acceptance in the market of the MicroStrategy Mobile application platform; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products, such as new or modified products the Company may seek to develop as a result of its high performance initiatives; market acceptance of new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Product licenses	$28,930	$20,483	$46,884	$37,454
Product support and other services	78,607	67,276	154,043	130,546

Total revenues	107,537	87,759	200,927	168,000

Cost of Revenues
Product licenses	1,860	1,980	3,775	2,576
Product support and other services	22,489	13,957	42,198	28,022

Total cost of revenues	24,349	15,937	45,973	30,598

Gross profit	83,188	71,822	154,954	137,402

Operating Expenses
Sales and marketing	39,361	31,357	72,748	61,887
Research and development	10,812	11,168	23,143	19,007
General and administrative	18,674	12,800	37,134	27,144

Total operating expenses	68,847	55,325	133,025	108,038

Income from continuing operations before financing and other income and income taxes	14,341	16,497	21,929	29,364

Financing and Other Income (Expense)
Interest income, net	15	251	117	395
Other income (expense), net	2,144	(1,740)	4,993	(1,204)

Total financing and other income (expense)	2,159	(1,489)	5,110	(809)

Income from continuing operations before income taxes	16,500	15,008	27,039	28,555
Provision for income taxes	4,882	5,056	8,520	9,943

Income from continuing operations	11,618	9,952	18,519	18,612

Discontinued operations:
Gain from sale of discontinued operations, net of tax provision ($69 and $11,190, respectively)	—	15	—	14,437
Loss from discontinued operations, net of tax benefit ($0 and $54, respectively)	—	—	—	(107)

Discontinued operations, net of tax	—	15	—	14,330

Net Income	$11,618	$9,967	$18,519	$32,942

Basic earnings per share (1):
From continuing operations	$1.00	$0.84	$1.57	$1.57
From discontinued operations	$—	$—	$—	$1.20

Basic earnings per share	$1.00	$0.84	$1.57	$2.77

Weighted average shares outstanding used in computing basic earnings per share	11,629	11,895	11,759	11,893

Diluted earnings per share (1):
From continuing operations	$0.97	$0.81	$1.52	$1.52
From discontinued operations	$—	$—	$—	$1.17

Diluted earnings per share	$0.97	$0.81	$1.52	$2.69

Weighted average shares outstanding used in computing diluted earnings per share	12,029	12,256	12,165	12,237

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009	2010	2009

Revenues
Product licenses	$28,930	$20,483	$—	$—	$28,930	$20,483
Product support and other services	74,527	64,118	—	—	74,527	64,118
Angel.com services	—	—	4,080	3,158	4,080	3,158

Total revenues	103,457	84,601	4,080	3,158	107,537	87,759

Cost of Revenues
Product licenses	1,860	1,980	—	—	1,860	1,980
Product support and other services	20,399	12,705	—	—	20,399	12,705
Angel.com services	—	—	2,090	1,252	2,090	1,252

Total cost of revenues	22,259	14,685	2,090	1,252	24,349	15,937

Gross profit	81,198	69,916	1,990	1,906	83,188	71,822

Operating Expenses
Sales and marketing	37,776	30,289	1,585	1,068	39,361	31,357
Research and development	9,985	10,312	827	856	10,812	11,168
General and administrative	18,246	12,353	428	447	18,674	12,800

Total operating expenses	66,007	52,954	2,840	2,371	68,847	55,325

Income (loss) from continuing operations before financing and other income and income taxes	15,191	16,962	(850)	(465)	14,341	16,497

Financing and Other Income (Expense)
Interest income, net	15	251	—	—	15	251
Other income (expense), net	2,121	(1,740)	23	—	2,144	(1,740)

Total financing and other income (expense)	2,136	(1,489)	23	—	2,159	(1,489)

Income (loss) from continuing operations before income taxes	$17,327	$15,473	$(827)	$(465)	$16,500	$15,008
Provision for income taxes					4,882	5,056

Income from continuing operations					11,618	9,952

Discontinued operations:
Gain from sale of discontinued operations, net of tax					—	15
Loss from discontinued operations, net of tax					—	—

Discontinued operations, net of tax					—	15

Net income					$11,618	$9,967

Basic earnings per share:
From continuing operations					$1.00	$0.84
From discontinued operations					$—	$—

Basic earnings per share					$1.00	$0.84

Diluted earnings per share:
From continuing operations					$0.97	$0.81
From discontinued operations					$—	$—

Diluted earnings per share					$0.97	$0.81

Basic weighted average shares outstanding					11,629	11,895

Diluted weighted average shares outstanding					12,029	12,256

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009	2010	2009

Revenues
Product licenses	$46,884	$37,454	$—	$—	$46,884	$37,454
Product support and other services	145,865	124,730	—	—	145,865	124,730
Angel.com services	—	—	8,178	5,816	8,178	5,816

Total revenues	192,749	162,184	8,178	5,816	200,927	168,000

Cost of Revenues
Product licenses	3,775	2,576	—	—	3,775	2,576
Product support and other services	38,554	25,732	—	—	38,554	25,732
Angel.com services	—	—	3,644	2,290	3,644	2,290

Total cost of revenues	42,329	28,308	3,644	2,290	45,973	30,598

Gross profit	150,420	133,876	4,534	3,526	154,954	137,402

Operating Expenses
Sales and marketing	69,663	59,648	3,085	2,239	72,748	61,887
Research and development	21,643	17,139	1,500	1,868	23,143	19,007
General and administrative	36,192	26,260	942	884	37,134	27,144

Total operating expenses	127,498	103,047	5,527	4,991	133,025	108,038

Income (loss) from continuing operations before financing and other income and income taxes	22,922	30,829	(993)	(1,465)	21,929	29,364

Financing and Other Income (Expense)
Interest income, net	117	395	—	—	117	395
Other income (expense), net	4,970	(1,204)	23	—	4,993	(1,204)

Total financing and other income (expense)	5,087	(809)	23	—	5,110	(809)

Income (loss) from continuing operations before income taxes	$28,009	$30,020	$(970)	$(1,465)	$27,039	$28,555
Provision for income taxes					8,520	9,943

Income from continuing operations					18,519	18,612

Discontinued operations:
Gain from sale of discontinued operations, net of tax					—	14,437
Loss from discontinued operations, net of tax					—	(107)

Discontinued operations, net of tax					—	14,330

Net income					$18,519	$32,942

Basic earnings per share:
From continuing operations					$1.57	$1.57
From discontinued operations					$—	$1.20

Basic earnings per share					$1.57	$2.77

Diluted earnings per share:
From continuing operations					$1.52	$1.52
From discontinued operations					$—	$1.17

Diluted earnings per share					$1.52	$2.69

Basic weighted average shares outstanding					11,759	11,893

Diluted weighted average shares outstanding					12,165	12,237

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2010	December 31, 2009
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$202,682	$224,769
Restricted cash and investments	1,054	549
Accounts receivable, net	52,608	56,399
Prepaid expenses and other current assets	15,306	10,861
Deferred tax assets, net	15,153	12,642

Total current assets	286,803	305,220

Property and equipment, net	58,945	54,906
Capitalized software development costs, net	12,407	13,431
Deposits and other assets	3,974	3,283
Deferred tax assets, net	3,151	6,490

Total Assets	$365,280	$383,330

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$27,370	$28,460
Accrued compensation and employee benefits	39,225	46,277
Deferred revenue and advance payments	86,149	77,783
Deferred tax liabilities	201	115

Total current liabilities	152,945	152,635

Deferred revenue and advance payments	3,708	3,845
Other long-term liabilities	19,344	12,622

Total Liabilities	175,997	169,102

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,307 shares issued and 8,722 shares outstanding, and 14,302 shares issued and 9,255 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,694 shares issued and outstanding	3	3
Additional paid-in capital	453,299	453,170
Treasury stock, at cost; 5,585 and 5,047 shares, respectively	(407,865)	(366,191)
Accumulated other comprehensive (loss) income	(1,315)	604
Retained earnings	145,147	126,628

Total Stockholders’ Equity	189,283	214,228

Total Liabilities and Stockholders’ Equity	$365,280	$383,330

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2010	2009

Operating activities:
Net income	$18,519	$32,942
Less: Income from discontinued operations, net	—	(14,330)

Income from continuing operations	18,519	18,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,119	4,761
Bad debt expense	1,648	484
Deferred taxes	776	7,917
Excess tax benefits from stock-based payment arrangements	(12)	—
Other, net	16	(9)
Changes in operating assets and liabilities:
Accounts receivable	(402)	6,485
Prepaid expenses and other current assets	(5,727)	1,495
Deposits and other assets	(882)	137
Accounts payable and accrued expenses	(2,564)	(5,319)
Accrued compensation and employee benefits	(5,439)	(10,458)
Deferred revenue and advance payments	12,606	9,692
Other long-term liabilities	6,724	464

Net cash provided by operating activities from continuing operations	31,382	34,261
Net cash used in operating activities from discontinued operations	—	(472)

Net cash provided by operating activities	31,382	33,789

Investing activities:
Purchases of property and equipment	(4,307)	(1,362)
Capitalized software development costs	(2,185)	(4,218)
Decrease in restricted cash and investments	223	238

Net cash used in investing activities from continuing operations	(6,269)	(5,342)
Net cash provided by investing activities from discontinued operations	—	24,546

Net cash (used in) provided by investing activities	(6,269)	19,204

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	111	261
Excess tax benefits from stock-based payment arrangements	12	—
Purchases of treasury stock	(41,674)	—
Distribution to Alarm.com minority shareholders	—	(60)

Net cash (used in) provided by financing activities from continuing operations	(41,551)	201
Net cash provided by financing activities from discontinued operations	—	—

Net cash (used in) provided by financing activities	(41,551)	201
Effect of foreign exchange rate changes on cash and cash equivalents	(5,649)	58

Net (decrease) increase in cash and cash equivalents	(22,087)	53,252
Cash and cash equivalents, beginning of period	224,769	122,915

Cash and cash equivalents, end of period	$202,682	$176,167